                                                              Exhibit 23 (d)(2)

                        WAIVER/REIMBURSEMENT AGREEMENT

WAIVER/REIMBURSEMENT AGREEMENT, dated as of September 29, 2006, between SELIGMAN TARGETHORIZON ETF PORTFOLIOS, INC., a Maryland corporation (the "Series"), on behalf of Seligman TargETFund 2045, Seligman TargETFund 2035, Seligman TargETFund 2025, Seligman TargETFund 2015 and Seligman TargETFund Core (each, a "Fund") and J. & W. SELIGMAN & CO. INCORPORATED, a Delaware corporation (the "Manager"). The Manager hereby agrees to waive its management fee and/or reimburse each Fund's "other expenses" to the extent set forth in the Series' prospectuses included in the Series' Registration Statement filed as of the date hereof with the Securities and Exchange Commission.

J. & W. SELIGMAN & CO. INCORPORATED          SELIGMAN TARGETHORIZON ETF
                                             PORTFOLIOS, INC.

BY:    /s/ William C. Morris                 BY:    /s/ Brian T. Zino
       -----------------------------                --------------------------

TITLE: Chairman                              TITLE: President
       -----------------------------                --------------------------

DATE:  September 29, 2006                    DATE:  September 29, 2006
       -----------------------------                --------------------------